Exhibit 99.1

For Immediate Release:  Financial and Business Editor . . . August 23, 2004

(Reno, NV) . . . The Bank Holdings Announces Agreement to Purchase California Bank

The Bank Holdings (NASDAQ: TBHS), parent holding company of Nevada Security Bank, today announced the signing of a definitive agreement to purchase CNA Trust of Costa Mesa, California. According to the Agreement and Plan of Reorganization and Merger, the California banking corporation will be acquired and merged into Nevada Security Bank of Reno, Nevada, the wholly-owned subsidiary of The Bank Holdings.

Hal Giomi, Chairman of The Bank Holdings and Chief Executive Officer of Nevada Security Bank stated: “This acquisition allows us to realize one of the strategic initiatives we identified during our very successful stock offering earlier this year. The acquisition will establish Nevada Security Bank as a preeminent community bank serving the I-80 corridor of northern California and northern Nevada, and we believe this is an important step in continuing to build our franchise in this dynamic market area. As a result of the acquisition, Nevada Security Bank will be the only independent, community bank in Nevada authorized to open branches in California.”

The acquisition is subject to regulatory approval and is expected to be completed during the fourth quarter of this year. Subject to such approval and upon the relocation of the Costa Mesa office to Sacramento, California, the branch will become a full service office of Nevada Security Bank doing business as Silverado Bank.  It will operate with a full complement of deposit and loan products similar to those available in the Bank’s Nevada markets.  In the proposed merger, Nevada Security Bank will not assume any of the liabilities of CNA Trust arising from its operations prior to the completion of the merger.  This purchase does not include the business sold by CNA Trust to a different financial institution on August 1, 2004.

“We will be staffing the office with a group of experienced and well-known local bankers,” said David Funk, President of Nevada Security Bank. “We expect to generate local deposits and loans in the Sacramento area, augmenting the growth we have captured in our current markets and through the loan production office in Rancho Cordova.”

The Bank Holdings and its wholly owned subsidiary, Nevada Security Bank, reported assets of $240 million as of June 30, 2004. According to regulatory filings, Nevada Security Bank is the largest independent bank headquartered in northern Nevada, and The Bank Holdings is the only NASDAQ traded independent banking company in the area.

About The Bank Holdings

The Bank Holdings is the holding company for Nevada Security Bank, which opened for business on December 27, 2001. It currently has two operating branches, one in Reno and one in Incline Village, Nevada, a loan production office in Rancho Cordova, California, and two approved, but unopened branch offices in northwest Reno and north Sparks, Nevada. The President of the Bank, David A. Funk, is a long-time banker and resident of the Reno area.

The Bank Holdings was incorporated on January 17, 2003 and acquired Nevada Security Bank on August 29, 2003. Its President is Joseph Bourdeau and Hal Giomi is Chairman and Chief Executive Officer.

The statements contained in this release that are not historical facts are forward-looking statements based on management’s current expectations and beliefs concerning future developments and their potential effects on the Company. These forward looking statements fall within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act of 1934, as amended. The Bank Holdings intends such forward looking statements to be covered by the safe harbor provisions for forward looking statements contained in the Private Securities Litigation Reform Act of 1995. Readers are cautioned not to unduly rely on forward looking statements. Actual results may differ from those projected. These forward looking statements involve risks and uncertainties concerning the health of the national and Nevada economies, the Company’s abilities to attract and retain skilled employees, customers’ service expectations, the Company’s ability to successfully deploy new technology and gain efficiencies therefrom, success of branch expansion, changes in interest rates, loan portfolio performance, and other factors detailed in the Company’s SEC filings.

FOR ADDITIONAL INFORMATION, CONTACT:

Hal Giomi, Chief Executive Officer

Or Jack Buchold, Chief Financial Officer

The Bank Holdings

Nevada Security Bank

P. O. Box 19579 (89511)

9990 Double R. Blvd.

Reno, Nevada  89521

Phone:  775-853-8600

FAX:    775-853-2056